Exhibit 3.2

                           CONRAIL INC.

                    A PENNSYLVANIA CORPORATION

                       AMENDED AND RESTATED

                              BYLAWS


                             ARTICLE I

                              OFFICES

          Section 1.1.   Registered Office.  The registered office
                         -----------------
of Conrail Inc. (the "Corporation") in the Commonwealth of

Pennsylvania shall be at Two Commerce Square, 2001 Market Street,

Philadelphia, Pennsylvania 19101 or at such other place as the

Board of Directors of the Corporation (the "Board") may specify in a statement of change of registered office filed with the

Department of State of the Commonwealth of Pennsylvania.

        Section 1.2.   Other Offices.  The Corporation may also
                       -------------
have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation requires.

                            ARTICLE II

                   MEETINGS OF THE SHAREHOLDERS

      Section 2.1.   Place.  All meetings of the shareholders
                     -----
shall be held at such places, either within or without the

Commonwealth of Pennsylvania, as the Board may from time to time determine. Shareholders are not permitted to act without a

meeting.

      Section  2.2.    Annual  Meeting.   A meeting of the
                       ---------------
shareholders for the election of directors and the transaction of such other business as may be properly brought before the meeting shall be held on the third Wednesday in April in each calendar year or, if that be a legal holiday, on the first day thereafter that is not a legal holiday, or on such other date as the Board shall designate. If the annual meeting is not called and held within six months after the third Wednesday in April, or such other date as the Board has designated in any specific year, any shareholder may call a meeting of shareholders for the election of directors at any time after the expiration of the six-month period commencing on the third Wednesday in April, or such designated date, as the case may be.  Elections of directors,  whether at annual meetings or special meetings, need not be by written

ballot, except upon demand by a shareholder entitled to vote at the election and before the voting begins.

      Section  2.3.   Special meetings.  Special meetings  of
                      ----------------
the shareholders, for any purpose or purposes, may be called at any time by the Chief Executive Officer of the Corporation or by the Board, upon written request delivered to the Secretary of the

Corporation.  In addition, an "interested shareholder" (as defined in Section 2553 of the Pennsylvania Business Corporation Law  of

1988 as it may from time to time be amended (the "1988 BCL")) may,

upon written request delivered to the Secretary of the

Corporation, call a special meeting for the purposes of approving a business combination under either subsection (3) or (4) of

Section 2555 of the 1988 BCL.  Any request for a special meeting of shareholders shall state the general nature of the business to be transacted at the meeting.  Upon receipt of any such  request,

it shall be the duty of the Secretary of the Corporation to give notice, in a manner consistent with Section 2.5 of these  Bylaws,

of a special meeting of the shareholders to be held at such time as the Secretary of the Corporation may fix, which time may not be,  in the case of a special meeting of shareholders  called pursuant to a statutory right, more than sixty (60)  days  after

receipt by the Secretary of the Corporation of such request.   If

the Secretary of the Corporation shall neglect or refuse to  fix the time of the meeting and give notice thereof, the person or persons calling the meeting may do so.

           Section  2.4.    Scope of Special  Meetings.   Business
                            --------------------------
transacted at any special meeting shall be confined to the

business stated in the notice.

          Section 2.5.   Notice.  Written notice of any meeting of
                         ------
the shareholders, stating the place, the date and hour thereof and the  matters to be voted on at such meeting, shall be give in a manner consistent with the applicable provisions of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations  thereunder, or any successor act or  regulation (the

"Exchange Act"), by, or at the direction of, the Secretary of the

Corporation or, in the absence  of  the  Secretary of the

Corporation, any Assistant Secretary of the Corporation, at  least twenty  (20) days before the date named for such meeting, to  each shareholder entitled to vote thereat on the date fixed as a record date  in  accordance with Section 7.1 of these Bylaws,  or  if  no record  date  be  fixed,  then of record  thirty  (30)  days  next preceding  the date of the meeting, at such address as appears  on the  transfer books of the Corporation.  Any notice of any meeting of shareholders shall state that, for purposes of any meeting that has  been previously adjourned for one or more periods aggregating at  least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting,  although less  than a quorum pursuant to Section 2.6 of these Bylaws, shall nevertheless constitute a quorum for the purposes of  acting  upon any  matter set forth in the original notice of the meeting  which was so adjourned.

           Section  2.6.    Quorum.  The shareholders  present  in
                            ------
person or by proxy, entitled to cast a majority of the votes  that all shareholders are entitled to cast on a particular matter to be acted  upon  at  the meeting, shall constitute a  quorum  for  the purposes of consideration and action on the matter.  Shares of the

Corporation owned by it, directly or indirectly, and controlled by the  Board  of  Directors, directly or indirectly,  shall  not  be counted in determining the total number of outstanding shares for quorum purposes. The shareholders present in person or by proxy at  a  duly  organized  meeting of shareholders  can  continue  to conduct the business of the meeting until the adjournment thereof,

notwithstanding  the  withdrawal of enough shareholders  to  leave

less  than  a  quorum.   If  a meeting of shareholders  cannot  be

organized  because  a  quorum has not attended,  the  shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.7 of these

Bylaws,  adjourn the meeting to such time and place  as  they  may determine.

            Section  2.7.    Adjournment.   Any  meeting  of   the
                             -----------
shareholders, including one at which directors are to be  elected,

may  be  adjourned for such period as the shareholders present  in

person  or  by  proxy and entitled to vote shall  direct.   Unless

otherwise  provided  in a bylaw adopted by the  shareholders,  the shareholders  entitled  to vote present in  person  or  by  proxy,

although  less  than  a quorum pursuant to Section  2.6  of  these

Bylaws, shall nevertheless constitute a quorum for the purpose  of

(i)  electing  directors at a meeting called for the  election  of directors that has been previously adjourned for lack of a quorum,

and  (ii)  acting, at a meeting that has been previously adjourned for  one  or more periods aggregating at least fifteen  (15)  days because  of an absence of a quorum, upon any matter set  forth  in the  original  notice of the meeting that was adjourned,  provided that  such  original  notice shall have  complied  with  the  last sentence  of Section 2.5 of these Bylaws.  Other than as  provided in  the last sentence of Section 2.5 of these Bylaws, no notice of any  adjourned meeting or the business to be conducted threat need be  give  other than an announcement at the meeting at  which  the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.  At any adjourned meeting at which a quorum shall  be present, any business may be transacted that might  have been transacted at the meeting as originally noticed.

          Section 2.8.   Majority Vote.  Any matter brought before
                         -------------
a  duly  organized  meeting of shareholders  for  a  vote  of  the shareholders shall be decided by a majority of the votes  cast  at such meeting by the shareholders present in person or by proxy and entitled  to  vote thereon, unless the matter is one for  which  a different  vote is required by express provision of (i)  the  1988

BCL,  (ii)  the Amended and Restated Articles of Incorporation  of

the  Corporation  as they may from time to time  be  amended  (the

"Articles") or (iii) a bylaw adopted by the shareholders,  in  any of which cases such express provision shall govern and control the decision on such matter.

           Section  2.9.    Voting Rights.   Except  as  otherwise
                            -------------
provided  by  statute  or the Articles, at every  meeting  of  the shareholders  every shareholder entitled to vote  shall  have  the right  to one vote for each share having voting power standing  in his name on the books of the Corporation.

           Section 2.10.  Proxies.  Every shareholder entitled  to
                          -------
vote at a meeting of the shareholders may authorize another person or persons to act for him by proxy.  Every proxy shall be executed in  writing  by  the  shareholder, or by  the  shareholder's  duly authorized attorney-in-fact, and filed with the Secretary  of  the

Corporation.   The  presence of, or vote  or  other  action  at  a

meeting  of  shareholders  by  a proxy  of,  a  shareholder  shall constitute  the presence of, or vote or action by the shareholder.

A  proxy,  unless coupled with an interest, shall be revocable  at will, notwithstanding any other agreement or any provision in  the proxy to the contrary, but the revocation of a proxy shall not  be effective until notice thereof has been given to the Secretary  of the  Corporation.  No unrevoked proxy shall be valid  after  three

(3) years from the date of its execution, unless a longer time  is expressly provided therein.  A proxy shall not be revoked  by  the death  or  incapacity  of the maker unless,  before  the  vote  is counted,  written notice of such death or incapacity is  given  to the Secretary of the Corporation.

           Section  2.11.   Voting Lists.  The  officer  or  agent
                            ------------
having  charge  of  the  transfer  books  for  securities  of  the

Corporation  shall  either  (i)  make  a  complete  list  of   the

shareholders  entitled  to vote at each meeting  of  shareholders,

arranged  in  alphabetical order, with the  address  of,  and  the number  of  shares of stock held by, each shareholder, which  list shall  be  produced and kept open at the time  and  place  of  the meeting  and shall be subject to the inspection of any shareholder during the whole time of the meeting, or (ii) otherwise make  such information available at the meeting.

           Section 2.12.  Judges of Election.  In advance  of  any
                          ------------------
meeting  of  the  shareholders, the Board may  appoint  judges  of election, who need not be shareholders, to act at such meeting  or

any  adjournment  thereof.   If judges  of  election  are  not  so

appointed,  the presiding officer of the meeting may, and  on  the

request  of  any  shareholder  or  his  proxy  shall,  make   such

appointment at the meeting.  The number of judges shall be one  or three,  as  determined by the Board.  No person who is a candidate for office shall act as a judge.  The judges of election shall  do all  such  acts as may be proper to conduct the election  or  vote with fairness to all shareholders, and shall make a written report of  any matter determined by them and execute a certificate of any fact  found by them, if requested by the presiding officer of  the

meeting  or  any shareholder of the proxy of any shareholder.   If

there   be  three  judges  of  election,  the  decision,  act   or

certificate  of a majority shall be effective in all  respects  as the decision, act or certificate of all.

           Section 2.13.  No Participation by Conference Call.  No
                          -----------------------------------
shareholder  may  participate in any meeting  of  shareholders  by means of conference telephone or similar communications equipment.

           Section  2.14.  Presiding Officer.  At each meeting  of
                           -----------------
the  shareholders, the Chairman of the Board, or, in his  absence,

his designee, or, in their absence, a presiding officer chosen  by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote at such meeting, shall act as presiding officer of the meeting and shall have plenary  power  in conducting  the meeting with regard to setting an agenda,  keeping order,  limiting debate and prescribing such rules of the  meeting as  from time to time are useful and proper.  The Secretary or  an

Assistant Secretary of the Corporation, or, in the absence of  the

Secretary  and  all  Assistant  Secretaries,  a  person  whom  the presiding  officer  of such meeting shall appoint,  shall  act  as secretary of the meeting and keep the minutes thereof.

                            ARTICLE III

                             DIRECTORS

      Section 3.1.  Number of Directors and Classification of Board.
                    -----------------------------------------------
   The Board shall consist of thirteen members.   Except  as

provided  in Section 3.4 of these Bylaws in the case of vacancies,

directors  shall  be elected by the shareholders.   The  directors

shall  be classified with respect to the time for which they shall severally hold office by dividing them into three classes, one  of which shall consist of five members and two of which shall consist of  four members each.  Each class of directors shall serve for  a

term   of  three  years,  which  terms  shall  commence  in  three consecutive years.  At each annual meeting of the shareholders the successors to the class of directors whose term expires that  year shall  be  elected to hold office for the term of three years  and until  his successor is elected and qualified or until his earlier death,  resignation or removal, so that the term of office of  one class  of directors shall expire in each year.  If at any  meeting of  shareholders,  directors of more than  one  class  are  to  be elected,  each class of directors shall be elected in  a  separate election.

      Section  3.2.    Qualifications.   Directors  shall  be
                       --------------
natural  persons  of  full age and need not be  residents  of  the

Commonwealth   of  Pennsylvania  or  security   holders   of   the

Corporation.

      Section 3.3.   Nominations of Directors.  Nominees  for
                     ------------------------
election  to  the  Board  shall be selected  by  the  Board  or  a committee  of  the  Board  to which the Board  has  delegated  the authority  to  make such selections pursuant to  Section  3.12  of these  Bylaws.  The Board or such committee, as the case  may  be,

will  consider  written  recommendations  from  shareholders   for

nominees   for   election   to  the  Board   provided   any   such

recommendation, together with (i) such information regarding  each nominee  as would be required to be included in a proxy  statement filed pursuant to the Exchange Act, (ii) a description of all arrangement or understandings among the recommending shareholder and  each  nominee  and  any other person  with  respect  to  such nomination, and (iii) the consent of each nominee to  serve  as  a director  of  the  Corporation if so elected, is received  by  the

Secretary of the Corporation by, in the case of an annual  meeting of  shareholders, not later than the date specified  in  the  most recent  proxy  statement of the Corporation as the date  by  which shareholder proposals for consideration at the next annual meeting of  shareholders must be received, and, in the case of  a  special meeting  of shareholders, not later than the tenth day  after  the giving of notice of such meeting.  Only persons duly nominated for election  to  the  Board in accordance with this Section  3.3  and persons  with  respect  to  whose nominations  proxies  have  been solicited  pursuant  to a proxy statement filed  pursuant  to  the

Exchange Act shall be eligible for election to the Board.

      Section 3.4.   Vacancies.  Vacancies in the Board shall
                     ---------
be  filled  by  a majority of the remaining members of  the  Board though  less  than  a quorum, and each director so  elected  shall serve  until  the  next  selection of the  class  for  which  such director  was chosen, and until a successor has been selected  and qualified  or until such director's earlier death, resignation  or removal.  If one or more directors resign from the Board effective at  a  future date, the directors then in office, including  those who  have  so resigned, shall have the power to fill the vacancies by a majority vote, such vote to take effect when the resignations become effective.

      Section 3.5.   Powers.  The business and affairs of the
                     ------
Corporation  shall  be managed under the direction  of  the  Board which  may exercise all such powers of the Corporation and do  all such  lawful  acts  and things as are not by  statute  or  by  the

Articles  or by these Bylaws directed or required to be  exercised and done by the shareholders.

      Section 3.6.   Place of meetings.  Meetings of the Board
                     -----------------
may  be held at such places within or without the Commonwealth  of

Pennsylvania as, in the case of a regular meeting, the  Board  may from time to time designate, or, in the case of a special meeting,

as may be designated in the notice calling the meeting.

      Section  3.7.    First Meeting of Newly Elected  Board.
                       -------------------------------------
The  first  meeting of each newly elected Board shall be  held  as soon  as  practicable after the meeting of shareholders  at  which such  directors were elected, and if held on the day  and  at  the place  where the annual meeting of the shareholders was  held,  no notice  shall  be required other than announcement at  the  annual meeting  of  shareholders.  If such first meeting  of  the  newly-

elected  Board  is  not so held, notice of such meeting  shall  be given  in  the  same manner as set forth in Section 3.8  of  these

Bylaws with respect to notice of regular meetings of the Board.

      Section 3.8.   Regular Meetings of the Board.   Regular
                     -----------------------------
meetings  of  the Board may be held at such times  and  places  as shall be determined from time to time by resolution of at least  a majority  of  the whole Board at a duly convened  meeting,  or  by unanimous written consent.  Notice of each regular meeting of  the

Board  shall  specify the date, place and hour of the meeting,  as well as the general nature of the business to be conducted at  the meeting,  and  shall  be given to each director,  to  his  or  her address  or telex, TWX, telecopier or telephone number as supplied by  such director to the Corporation for the purpose of notice, at

least   twenty-four  (24)  hours  before  the  meeting  if   given

personally or by telephone, telex, TWX (with answer back received)

or  telecopier, at least forty-eight (48) hours before the meeting if  given by telegram (with messenger service specified),  express mail  (postage prepaid) or courier service (charges prepaid),  and at  least five (5) days before the meeting if given by first class mail  (postage prepaid).  If the notice is sent by mail, telegraph or  courier service, it shall be deemed to have been given to  the person  entitled thereto when deposited in the United States  mail or with a telegraph office or courier service for delivery to that person, or, in the case of telex or TWX, when dispatched.

      Section 3.9.   Special Meetings of the Board.   Special
                     -----------------------------
meetings  of  the  Board  may be called  by  the  Chief  Executive

Officer, and shall be called by the Chief Executive Officer or  by the Secretary on the written request of two directors.  Notice  of the  date,  place and hour of each special meeting  of  the  Board shall  be  given  within  the same time and  in  the  same  manner provided  for notice of regular meetings in Section 3.8  of  these

Bylaws,  and shall also specify the general nature of the business to be conducted at such meeting.

      Section 3.10.  Quorum of the Board.  At all meetings of
                     -------------------
the  Board  the presence of a majority of the directors in  office shall constitute a quorum for the transaction of business, and the acts  of  a  majority of the directors present at the  meeting  at

which  a quorum is present shall be the acts of the Board.   If  a

quorum  shall  not  be present at any meeting  of  directors,  the directors  present thereat may adjourn the meeting.  It shall  not be necessary to give any notice of the adjourned meeting or of the business  to  be transacted thereat other than by announcement  at the meeting at which such adjournment is taken.

      Section 3.11.  Organization. The Secretary, or  in  his
                     ------------
absence,  an  Assistant Secretary of the Corporation,  or  in  the

absence  of the Secretary and all Assistant Secretaries, a  person whom  the  chairman of such meeting shall appoint,  shall  act  as secretary of such meeting and keep the minutes thereof.

      Section 3.12.  Committees of Directors.  The Board may,
                     -----------------------
by  resolution adopted by a majority of the directors  in  office,

establish  one  or more committees, each committee to  consist  of three  or  more of the directors, and may designate  one  or  more directors  as alternate members of any committee who  may  replace any  absent or disqualified member at any meeting of the committee

or  for the purposes of any written action by the committee.   Any

such  committee, to the extent provided in such resolution  or  in these  Bylaws, shall have and may exercise all of the  powers  and authority of the Board; provided that no such committee shall have any power or authority to (i) submit to the shareholders any action requiring the approval of shareholders under the 1988 BCL,

(ii) create or fill vacancies on the Board, (iii) adopt, amend  or repeal  Bylaws, (iv) amend or repeal any resolution of  the  Board that  by  its terms in amendable or repealable only by the  Board,

(v)  act on any matter committed by these Bylaws or resolution  of the Board to another committee of the Board, (vi) adopt a plan  or an  agreement  of  merger or consolidation,  or  (vii)  amend  the

Articles  or  adopt  a resolution proposing an  amendment  to  the

Articles.   In  the absence or disqualification  of  a  member  or

alternate member or members of a committee, the member or  members

thereof  present  at  any  meeting  of  such  committee  and   not

disqualified from voting, whether or not a quorum is present,  may unanimously  appoint another director to act  at  the  meeting  in

place  of  any  absent  or disqualified member.   Minutes  of  all

meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes.  Copies of such minutes  and any writing setting forth an action taken by  written consent  without a meeting shall be distributed to each member  of the  Board  promptly after such meeting is held or such action  is taken.  Each committee of the Board shall serve at the pleasure of the Board.

      Section  3.13.   Audit  Committee.   The  Board  shall
                       ----------------
designate  an  Audit  Committee,  consisting  of  three  of   more

directors,  each  of whom shall be independent of  management  and free  from any relationship that would interfere with the exercise of  independent judgment as a committee member.  It shall  be  the responsibility  of  the  Audit  Committee  to  evaluate  for,  and recommend  to,  the Board, as appropriate, the  selection  of  the

Corporation's independent auditors, the scope of the audits to  be conducted,  and the purpose and adequacy of reserves;  to  monitor and make recommendations in respect to the internal audit program;

and to review significant accounting policies, including any major changes to those policies.

      Section 3.14. Ethics Committee.  The Board shall
                    ----------------
designate an Ethics Committee, consisting of three or more

members, each of whom shall be independent of management and free from any relationship that would interfere with the independent judgment as a committee member.  It shall be the responsibility of the Ethics Committee to review, and recommend to the Board, as appropriate, matters relating to the business conduct of the corporation and its employees and other matters of public

interest, including environmental quality, safety and equal

employment.

      Section 3.15. Nominating Committee.  The Board shall
                    --------------------
designate a Nominating Committee consisting of three or more members, each of whom shall be independent of management and free from any relationship that would interfere with the independent judgment as a committee member.  It shall be the responsibility of the Nominating Committee to recommend to the Board of Directors,

without regard to sex, race, religion or national origin,

individuals to be nominated for election to the Board of

Directors, including the position of Chairman, President, and

Chief Executive Officer; to periodically review Board procedures,

making such recommendations to the Board as may be appropriate,

and to provide for a process through which the performance of the

Board of Directors and its members is reviewed and evaluated,

reporting to the Board of Directors, as appropriate.

      Section 3.16.  Compensation Committee.  The Board shall
                     ----------------------
designate a Compensation Committee, consisting of three or more members, each of whom shall be independent of management and free from any relationship that would interfere with the independent judgment as a committee member.  It shall be the responsibility of the Compensation Committee to review matters relating to

compensation policies and proposed significant changes in the structure of the organization and personnel and, as appropriate,

make recommendations to the Board of Directors.

      Section 3.17. Finance Committee.  The Board shall
                    -----------------
designate a Finance Committee, consisting of five or more members.

It shall be the responsibility of the Finance Committee to review matters relating to the financial condition and performance of the

Corporation, including the financial aspects of pension matters and, as appropriate, make recommendations to the Board of

Directors, and to exercise, to the extent permitted by the law of

Pennsylvania and the bylaws of the Corporation, the authority of the Board of Directors in the management of the business and the affairs of the Corporation on days other than those on which the

Board of Directors meets and to report such actions to the Board of Directors.

      Section  3.18. Participation in Board Meetings by Telephone.
                     --------------------------------------------
  One or more directors may participate in a meeting  of

the  Board  or of a committee of the Board by means of  conference telephone  or similar communications equipment by means  of  which all  persons participating in the meeting can hear each other, and all  directors  so participating shall be deemed  present  to  the meeting.

      Section  3.19.  Action by Written Consent of Directors.
                      --------------------------------------
Any  action which may be taken at a meeting of the Board or of the members of a committee of the Board may be taken without a meeting if,  prior  or subsequent to the action, a consent or consents  in writing setting forth the action so taken shall be signed  by  all of  the directors or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

      Section 3.20.  Compensation of Directors.  The Board of
                     -------------------------
Directors  may, by resolution, fix the compensation  of  directors for their services.  A director may also serve the Corporation  in any other capacity and receive compensation therefor.

      Section 3.21.  Chairman of the Board.  The Board  shall
                     ---------------------
appoint a Chairman of the Board who shall, if present, preside  at all meetings of the Board and at all meetings of the shareholders.

                            ARTICLE IV

                             OFFICERS

      Section  4.1.    Principal  Officers.   The  principal
                       -------------------
officers  of  the Corporation shall be chosen by  the  Board,  and shall  include a Chief Executive Officer, one or more Senior  Vice

Presidents,  one  or  more Vice Presidents,  a  Secretary,  and  a

Treasurer.  The Board shall designate one officer (who need not be a  principal officer but shall not be an assistant officer) to  be the chief financial officer of the Corporation and another officer

(who need not be a principal officer but shall not be an assistant officer)  to  be  the chief accounting office of the  Corporation.

All officers shall be natural persons of full age.  Any number  of offices may be held by the same person.

      Section  4.2.    Election of Principal  Officers.   The
                       -------------------------------
Board,  immediately after each annual meeting of the shareholders,

shall  elect  the principal officers of the Corporation,  each  of whom  shall hold office for a term of one year or such other  term as the Board may provide, and until his successor has been elected and  qualified or until his earlier death, resignation of removal.

Each  principal officer shall have such authority and perform such duties as the Board of Directors may from time to time determine.

      Section 4.3.   Other Officers.  The Corporation may have
                     --------------
such  other officers, assistant officers, agents and employees  as the  Board or the Chief Executive Officer may deem necessary, each of whom shall hold office for such period, have such authority and perform  such  duties as the Board or the Chief Executive  Officer may  from time to time determine.  The Board may delegate  to  any principal  officer  the power to appoint or  remove  and  set  the compensation  of any such other officers and any  such  agents  or employees.

     Section  4.4. Compensation of Officers.   Except  as
                   ------------------------
provided  in  Section  4.3 of these Bylaws, the  salaries  of  all officers of the Corporation shall be fixed by the Board.

     Section  4.5. Removal of Officers.  Any  officer  or
                   -------------------
agent  of  the  Corporation may be removed by the  Board  with  or without cause, but such removal shall be without prejudice to  the contract rights, if any, of the person so removed. Vacancies of any office shall be filled by the Board. Election or appointment of an officer or agent shall not of itself create contract rights.

    Section  4.6.  Bonds.  If required by the  Board,  any
                   -----
officer  shall give the Corporation a bond, in such sum  and  with such  surety of sureties as may be satisfactory to the Board,  for the  faithful discharge of the duties of his or her office and for the  restoration to the Corporation, in the case  of  his  or  her death,  resignation,  retirement or removal from  office,  of  all books, papers, vouchers, money and other property of whatever kind in  his or her possession or under his or her control belonging to the Corporation.

                             ARTICLE V

                        SHARE CERTIFICATES

      Section 5.1.  Certificate for Shares.  The certificates
                    ----------------------
representing  shares  of the Corporation  shall  be  numbered  and

registered  in  a  share register as they are issued.   The  share

register  shall exhibit the names and addresses of all  registered holders and the number and class of shares and the series, if any,

held by each.

           The  certificates shall state that the  Corporation  is

incorporated  under the laws of the Commonwealth of  Pennsylvania,

the  name  of  the registered holder and the number and  class  of shares and the series, if any, represented thereby.  If, under the

Articles,  the Corporation is authorized to issue shares  of  more than  one  class or series, each certificate shall set  forth,  or shall contain a statement that the Corporation will furnish to any shareholder  upon request and without charge, a  full  or  summary

statement   of   the  designations,  voting  rights,  preferences,

limitations  and  special rights of the shares of  each  class  or series authorized to be issued so far as they have been fixed  and determined  and  the authority of the Board to fix  and  determine such rights.

      Section 5.2.  Execution.  Every share certificate shall
                    ---------
be  executed,  by facsimile or otherwise, by or on behalf  of  the

Corporation  by the Chief Executive Officer or by any Senior  Vice

President  or  by  the  Secretary.  In case any  officer  who  has executed,  or whose facsimile signature has been placed upon,  any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued,

it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

                            ARTICLE VI

                          SHARE TRANSFER

      Section 6.1.  Transfer of Shares.  Upon presentment  to  the
                    ------------------
Corporation  or  its  transfer agent of a share  certificate  duly endorsed  by  the  appropriate person  or  accompanied  by  proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old  certificate  canceled and the transfer  registered  upon  the books  of  the Corporation, unless the Corporation or its transfer agent  has a duty to inquire as to adverse claims with respect  to

such  transfer  that  has  not  been  discharged  or  unless   the

Corporation or its transfer agent requests reasonable evidence  of the  rightfulness  of  the  transfer  and  such  evidence  is  not

submitted.   The  Corporation shall have no duty to  inquire  into

adverse claims with respect to transfers of its securities or  the rightfulness  thereof unless (a) the Corporation  has  received  a written notification of an adverse claim at a time and in a manner that affords the Corporation a reasonable opportunity to act on it before  the  issuance  of a new, reissued or  re-registered  share certificate  and  the notification identifies  the  claimant,  the registered owner and the issue of which the share or shares are  a part  and provides an address for communications directed  to  the claimant;  or (b) the Corporation has required and obtained,  with respect  to  a  fiduciary,  a copy of a  will,  trust,  indenture,

articles   of   co-partnership,  bylaws   or   other   controlling

instruments,  for  a  purpose  other than  to  obtain  appropriate evidence  of  the appointment or incumbency of the fiduciary,  and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

      Section  6.2.   Discharge  of  Duty  of  Inquiry.   The
                      --------------------------------
Corporation  may discharge any duty of inquiry by  any  reasonable means,  including notifying an adverse claimant by  registered  or certified mail at the address furnished by him or, if there is  no such  address,  at  the claimant's residence or regular  place  of business, that the security has been presented for registration of transfer  by  a  named  person, and  that  the  transfer  will  be registered unless within thirty (30) days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent

jurisdiction  or  (b)  an  indemnity  bond,  sufficient   in   the

Corporation's judgment to protect the Corporation and any transfer agent,  registrar or other agent of the Corporation involved  from any  loss that it or they may suffer by complying with the adverse claim, is filed with the Corporation.





                            ARTICLE VII

               RECORD DATE; IDENTITY OF SHAREHOLDERS

      Section 7.1.   Fixing Record Date. The Board may fix  a
                     ------------------
time,  not  more  than ninety (90) days before  the  date  of  any meeting  of the shareholders (other than an adjourned meeting)  or the  date set for any other purpose, including without limitation,

the  payment  of  any dividend or distribution, the  allotment  of rights, or any change or conversion or exchange of securities,  as a  record  date for the determination of the shareholders entitled to  notice  of, and to vote at, any such meeting, or  entitled  to receive  payment  of  any  such dividend or  distribution,  or  to receive any such allotment of rights, or to exercise the rights in respect  to any such change, conversion or exchange of securities.

Except as otherwise provided in Section 7.2 of these Bylaws,  only such  shareholders as shall be shareholders of record on the  date so  fixed  shall be entitled to notice of, and to  vote  at,  such meeting or to receive payment of such dividend or distribution  or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any securities on the books of the Corporation after any record date so fixed.  When a  determination  of  shareholders of  record  has  been  made  as provided  in  this  Section 7.1 for purposes  of  a  meeting,  the determination  shall  apply  to any adjournment  of  such  meeting unless  the  Board  fixes  a new record  date  for  the  adjourned meeting.

      Section 7.2.   Certification of Nominee.  The Board may
                     ------------------------
adopt a procedure whereby a shareholder may certify in writing  to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account  of a specified person or persons.  The Board, in adopting such  procedure, may specify (i) the classification of shareholder who  may  certify,  (ii)  the purpose or purposes  for  which  the certification may be made, (iii) the form of certification and the information  to  be  contained therein, (iv) as to  certifications with  respect to a record date, the date after the record date  by which  the certification must be received by the Secretary of  the

Corporation,  and (v) such other provisions with  respect  to  the procedure as the Board deems necessary or desirable.  Upon receipt by  the  Secretary of the Corporation of a certification complying with  the  procedure, the persons specified in  the  certification shall  be  deemed, for the purpose or purposes set  forth  in  the certification, to be the holders of record of the number of shares specified instead of the person making the certification.





                           ARTICLE VIII

                      REGISTERED SHAREHOLDERS

      Section  8.1.    Registered Shareholders.   Before  due
                       -----------------------
presentment  for  transfer of any security, the Corporation  shall treat  the  registered  owner thereof as  the  person  exclusively entitled  to  vote,  to  receive notifications  and  otherwise  to exercise all the rights and powers of an owner, and shall  not  be bound  to  recognize any equitable or other claim or  interest  in such  securities,  whether or not it shall have express  or  other notice  thereof, except as otherwise provided by the laws  of  the

Commonwealth of Pennsylvania or Section 7.2 of these Bylaws.

                            ARTICLE IX

                         LOST CERTIFICATES

      Section  9.1.   Lost Certificates.  If the owner  of  a
                      -----------------
share  certificate  claims that it has been  lost,  destroyed,  or wrongfully taken, the Corporation shall issue a new certificate in place  of the original certificate if the owner so requests before the  Corporation has notice that the certificate has been acquired by  a  bona  fide purchaser, and if the owner has filed  with  the

Corporation  an  indemnity  bond and an  affidavit  of  the  facts satisfactory  to  the  Board  or its  designated  agent,  and  has complied with such other reasonable requirements, if any,  as  the

Board may deem appropriate.



                             ARTICLE X

                           DISTRIBUTIONS

      Section 10.1.  Payment.  Distributions upon the capital
                     -------
stock  of  the  Corporation,  whether  by  dividend,  purchase  or redemption or other acquisition of its shares, together with stock dividends  and stock splits, may be declared by the Board  at  any

regular  or  special  meeting  of  the  Board,  subject   to   the

limitations set forth in Section 1551 of the 1988 BCL and  may  be paid  in  cash,  in  property,  or in securities,  including  debt securities,  of  the Corporation except that stock  dividends  and stock splits may be paid only in the shares of the Corporation.

      Section  10.2.   Reserves.   Before  the  making   of   any
                       --------
distributions   with  respect  to  the  capital   stock   of   the

Corporation,  there  may be set aside out  of  any  funds  of  the

Corporation  available for distributions such sum or sums  as  the

Board  from time to time, in its absolute discretion, deems proper as  a  reserve  fund  to  meet contingencies,  or  for  equalizing dividends,  or  for repairing or maintaining any property  of  the

Corporation,  or  for such other purpose as the Board  shall  deem conducive  to the interests of the Corporation, and the Board  may abolish any such reserve in the manner in which it was created.

                            ARTICLE XI

           MISCELLANEOUS; LIABILITY AND INDEMNIFICATION

      Section 11.1.  Checks and Notes.  All checks or demands
                     ----------------
for  money  and notes of the Corporation shall be signed  by  such officer or officers as the Board may from time to time designate.

      Section  11.2.  Fiscal Year.  The fiscal  year  of  the
                      -----------
Corporation shall be as determined by the Board.

      Section  11.3.   Seal.  The corporate seal  shall  have
                       ----
inscribed  thereon the name of the Corporation, the  year  of  its

organization  and the words "Corporate Seal, Pennsylvania."   Such

seal  may  be  used  by causing it or a facsimile  thereof  to  be impressed  or affixed or in any manner reproduced.  The affixation of  the  corporate  seal  shall not  be  necessary  to  the  valid execution,  assignment or endorsement of any instrument  or  other document by the Corporation.

      Section 11.4.  Waiver of Notice.  Whenever any notice is
                     ----------------
required  to  be given by statute or by the Articles or  by  these

Bylaws,  a  waiver  thereof in writing, signed by  the  person  or persons entitled to such notice, whether before or after the  time stated  therein, shall be deemed the equivalent of the  giving  of such  notice.  The business to be transacted at the meeting  shall be  specified in the waiver of notice of such meeting.  Attendance of any person entitled to notice, either in person or by proxy, at any  meeting shall constitute a waiver of notice of such  meeting,

except  where any person attends a meeting for the express purpose of  objecting, at the beginning of the meeting, to the transaction of  any  business because the meeting was not lawfully  called  or convened.

      Section 11.5.  Continuing Applicability.  The provisions
                     ------------------------
of  Sections 11.6, 11.7 and 11.8 of these Bylaws shall continue as to any person who has ceased to be a director, officer, other employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person.

     Section 11.6.  Director's Liability.  A director of the
                    --------------------
Corporation shall not be personally liable for monetary damages as such  for  any  action taken, or any failure to take  any  action,

unless  (a)  such director has breached or failed to  perform  the

duties  of  his  office  under  Section  8363  of  Title   42   of

Pennsylvania  Consolidated  Statutes,  known  as  the   Directors'

Liability   Act,  and  (b)  the  breach  or  failure  to   perform

constitutes  self-dealing, willful misconduct or recklessness,  or unless such liability is imposed pursuant to a criminal statute or for the payment of taxes.

      Section 11.7.  Indemnification.  The Corporation  shall
                     ---------------
indemnify  any  director or officer and shall have  the  power  by action  of  the  Board of Directors to indemnify any  employee  or agent other than an officer of the Corporation with respect to any threatened,  pending  or  completed  action,  suit  or  proceeding

(including actions by or in right of the Corporation to procure  a judgment in its favor) arising out of, or in connection with,  any

actual  or  alleged  act  or  omission  or  the  status  of   such

indemnified  person  in  his  capacity  as  a  director,  officer,

employee  or  agent  of the Corporation or in his  capacity  as  a director,  officer,  employee  or agent  of  another  corporation,

partnership,   joint  venture,  trust  or  other  enterprise,   if

requested  to  serve in such capacity by the Corporation,  against

expenses  (including  attorneys'  fees),  judgments,  fines,   and

amounts  paid  in  settlement actually  and  reasonably  incurred,

unless the person's action or failure to act that gave rise to the claim  for  indemnification  is determined  by  a  court  to  have constituted willful misconduct or recklessness.  Expenses incurred by  any  director  or  officer in defending a  civil  or  criminal action,  suit  or proceeding shall be paid by the  Corporation  in

advance  of  the  final  disposition  of  such  action,  suit   or

proceeding upon receipt of an undertaking by or on behalf of  such director or officer to repay such amount if it shall ultimately be determined  that such director or officer is not  entitled  to  be
                            -23-
indemnified by the Corporation.  Expenses incurred by any employee or  agent  other than an officer in defending a civil or  criminal action,  suit  or  proceeding may be paid by  the  Corporation  in

advance  of  the  final  disposition  of  such  action,  suit   or

proceeding upon approval of the Board of Directors and receipt  of an  undertaking by or on behalf of such employee or agent to repay such  amount  if  it  shall  ultimately be  determined  that  such employee  or  agent  is  not entitled to  be  indemnified  by  the

Corporation.  The Corporation may purchase and maintain  insurance or  establish  a  separate fund for the purpose of satisfying  its indemnification obligations.  This Section 11.7 and  Section  11.6 shall  not apply to any actions filed prior to their adoption  nor to any breach or failure of performance of duty by any director or officer occurring prior to their adoption.

      Section  11.8.   Mandatory  Indemnification.   Without
                       --------------------------
limiting the foregoing and applicable to any action filed  at  any time,  with  respect  to any act, omission  or  circumstance,  the

Corporation shall indemnify any person who was or is  a  party  or threatened  to  be  made  a party to any  threatened,  pending  or completed action, suit or proceeding (including actions by  or  in right  of  the Corporation to procure a judgment in its favor)  by reason of the fact that he is or was a director, officer, employee or  agent of the Corporation, or is or was serving at the  request of  the  Corporation as a director, officer, employee or agent  of another  corporation, partnership, joint venture, trust  or  other

enterprise,   against   expenses  (including   attorneys'   fees),

judgments,  fines,  and  amounts paid in settlement  actually  and reasonably  incurred, if such person has been  successful  on  the merits or otherwise in any such action or upon a determination  in the  specific  case that such indemnification  is  proper  in  the circumstances  because  he  has met  the  applicable  standard  of conduct  set forth in the 1988 BCL.  The Corporation may  purchase and  maintain  insurance for the purposes  of  indemnification  on behalf  of  any or all persons to the full extent permitted  under the 1988 BCL.

                            ARTICLE XII

                         BYLAW AMENDMENTS

       Section 12.1.  Amendments.  These Bylaws may be altered,
                      ----------
amended  or  repealed  by  a  majority vote  of  the  shareholders entitled  to  vote thereon at any regular or special meeting  duly convened  after  notice to the shareholders of  that  purpose,  or except  for  a  bylaw  on  a subject expressly  committed  to  the shareholders by the 1988 BCL, by a majority vote of the members of the Board at any regular or special meeting duly convened, subject always  to the power of the shareholders to change such action  by the  directors.  Any change in these Bylaws shall take effect when adopted,  except as otherwise provided in the resolution effecting the change.

                            -25-